EXHIBIT 10.1

   Amendment No. 1 to the Stockholders Agreement dated as of December 2, 2005 by and among

               Ligand Pharmaceuticals Incorporated ("Company") and

   Third Point LLC, Third Point Offshore Fund, Ltd., Third Point Partners LP, Third Point Ultra Ltd., Lyxor/Third Point Fund Ltd., and Third Point Partners
                    Qualified LP (collectively "Third Point")

                        Effective Date: December 12, 2006

        The parties agree that the provisions of the Stockholders Agreement restricting and/or placing conditions upon Third Point's purchase of Ligand common stock, including without limitation paragraphs 2.01(e) and 4.01 are hereby waived from the date hereof up to and including December 16, 2006. This waiver is limited to the purchase of additional Ligand common stock, and to the reporting of such purchase(s) by Third Point to the Securities and Exchange Commission, to the extent such report(s) are required by applicable law or regulation.

        After December 16, 2006, all terms of the agreement shall have full force and effect, PROVIDED THAT the parties acknowledge and agree that the reporting of purchases occurring up to December 16, 2006 may be reported after December 16, 2006.

         Nothing herein shall be deemed a waiver of any other agreement, company policy, plan or the like and the parties agree to comply with such other agreements, policies and plans.


         ACCEPTED & AGREED:

         Company
         By:


         /S/ WARNER R. BROADDUS
         Authorized Signatory


         Third Point
         By: Daniel S. Loeb


         /S/ DANIEL S. LOEB
         Authorized Signatory